Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference into the registration statement of BIO-key International, Inc., on Form S-8 (file no. 333-137414), of our report dated June 14, 2006, relating to the financial statements which appear in this Form 10-KSB for the year ended December 31, 2005.

/s/ DS & B, Ltd.

Minneapolis, Minnesota
March 29, 2007